INTELGENX TECHNOLOGIES CORP.
2006 STOCK OPTION PLAN

SECTION 1. PURPOSE

The purpose of the 2006 Stock Option Plan (the "Plan") of IntelGenx Technologies Corp., a Delaware corporation (the "Company"), is to provide additional incentives to key individuals who are primarily responsible for the management, success and growth of the Company by offering selected directors, officers, employees and consultants of the Company an opportunity to purchase Shares of Company Stock. The Plan provides for the grant of Options to purchase Shares. Options granted under the Plan may include NQSOs, as well as ISOs intended to qualify under Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the "Code").

Certain capitalized terms used in this Plan are defined in Section 2.

SECTION 2. DEFINITIONS

a. "Affiliate" means a Parent or Subsidiary of the Company.

b. "Board" means the Board of Directors of the Company.

c. "Change In Control" means:

i.     the sale, transfer or other disposition of all or substantially all the assets of the Company; or

ii.    the merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after the merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to the merger, consolidation or other reorganization.

A transaction will not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before the transaction.

d. "Committee" means a committee of the Board, as described in Section 3(a).

e. "Consultant" means a person who performs bona fide services for the Company or an Affiliate as a consultant or advisor.

f. "Director" means a member of the Board.

g. "Disability" means a total and permanent disability within the meaning of Section 22(e)(3) of the Code.

h. "Employee" means any individual who is a common-law employee of the Company or an Affiliate.

i. "Exercise Price" means the amount for which one Share may be purchased when an Option is exercised, as specified by the Board in the applicable Stock Option Agreement.

j. "Fair Market Value," as of a particular date, means the fair market value of a Share, as determined by the Board, acting in good faith on the basis of such information as they, in their reasonable judgment, consider appropriate. If the Shares are listed or admitted to trading on a national securities exchange or reported on NASDAQ, the Fair Market Value of a Share will be determined with reference to the closing price of a Share on such exchange or on NASDAQ as of the last trading day prior to the date of determination.

k. "ISO" means an employee incentive stock option described in Section 422(b) of the Code.

l. "NQSO" means a stock option not described in Section 422(b) of the Code.

m. "Option" means an ISO or NQSO granted under the Plan that entitles the holder to purchase Shares.

n. "Optionee" means a person who holds an Option.

o. "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in the chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan will be considered a Parent commencing as of that date.

p. "Service" means service as an Employee, Consultant or Director.

q. "Share" means one share of Stock issuable when an Option is exercised, as adjusted in accordance with Section 8 (if applicable).

r. "Stock" means the Common Stock of the Company.

s. "Stock Option Agreement" means the agreement or other instrument between the Company and an Optionee that evidences and sets forth the terms, conditions and restrictions pertaining to Optionee’s Option.

t. "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in the chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan will be considered a Subsidiary commencing as of that date.

SECTION 3. ADMINISTRATION

a.                 Committees of the Board. The Plan may be administered by one or more Committees. A Committee will consist of one or more members of the Board, and will have the authority and be responsible for those functions assigned to it by the Board. The Board will appoint and remove members of a Committee in its discretion and in accordance with applicable laws. If no Committee is appointed, the entire Board will administer the Plan. Any reference to the Board in the Plan will be construed as a reference to the Committee, if any, to which the Board assigns a particular function in connection with the Plan.

b.                 Powers of the Board. Subject to the provisions of the Plan, the Board has the power to:

i.        Grant Options;

ii.       Determine, in accordance with Section 2(j), the Fair Market Value of the Stock subject to Options;

iii.      Determine the Exercise Price of Options granted;

iv.      Determine the persons to whom, and the time or times at which, Options will be granted, and the number of Shares subject to each Option;

v.       Determine the terms and provisions of each Option granted, including but not limited to, the time or times at which Options will be exercisable;

vi.      Prescribe, amend, or rescind any rules and regulations necessary or appropriate for the administration of the Plan;

vii.     Authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option;

viii.    Correct any defect, supply any deficiency, and reconcile any inconsistency in the Plan or in any related Option or agreement; and

ix.       Make other determinations and take such other action in connection with the administration of the Plan as it deems necessary or advisable.

c.                 Delegation of Duties. The Board may delegate non-discretionary administrative duties to such employees of the Company as it deems proper and may direct appropriate officers of the Company to implement its rules, regulations and determinations and to execute and deliver on behalf of the Company such documents, forms, agreements and other instruments as are deemed by the Board to be necessary for the administration and implementation of the Plan.

d.                 Interpretation of Plan. The Board has the power to interpret and construe the Plan and all related Options and agreements. All decisions, interpretations and determinations of the Board with respect to the Plan will be final and binding on all Optionees and all persons deriving their rights from Optionees.

e.                 Indemnification. Each member of the Board is indemnified and held harmless by the Company against any cost or expense (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan to the extent permitted by applicable law. This indemnification is in addition to any rights of indemnification a member may have as a Director or otherwise under the by-laws of the Company or an Affiliate, any agreement, any vote of shareholders or disinterested directors, or otherwise.

SECTION 4. ELIGIBILITY

a.                 General Rule. NQSOs may be granted to Employees, Consultants and Directors. Only Employees are eligible to receive ISOs.

b.                 Ten-Percent Shareholders. An individual who owns more than 10% of the total combined voting power of all classes of outstanding shares of the Company or any of its Affiliates (as determined in accordance with Section 424(d) of the Code) will not be eligible for the grant of an ISO unless (i) the Exercise Price is at least 110% of the Fair Market Value of a Share on the date of grant and (ii) the Option by its terms is not exercisable after the expiration of 5 years from the date of grant.

SECTION 5. STOCK SUBJECT TO PLAN

a.                 Basic Limitation. The aggregate number of Shares that may be issued under the Plan on exercise of Options must not exceed 1,600,749 Shares, par value $.00001 per Share, subject to adjustment pursuant to Section 8. Shares offered under the Plan may be authorized but unissued Shares or treasury Shares. The number of Shares that are subject to Options outstanding at any time under the Plan must not exceed the number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, at all times will reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

b.                 Additional Shares. In the event that any outstanding Option for any reason expires or is canceled or otherwise terminates, the Shares allocable to the unexercised portion of that Option again will be available for purposes of the Plan. If Shares issued under the Plan are reacquired by the Company, those Shares again will be available for purposes of the Plan.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS

a.                 Stock Option Agreement. Each grant of an Option under the Plan will be evidenced by a Stock Option Agreement between the Optionee and the Company. The Option will be subject to terms and conditions that are consistent with the Plan and that the Board deems appropriate for inclusion in a Stock Option Agreement. The provisions of Stock Option Agreements entered into under the Plan need not be identical.

b.                 Number of Shares. Each Stock Option Agreement will specify the number of Shares that are subject to the Option and will provide for the adjustment of that number in accordance with Section 8. The Stock Option Agreement also will specify whether the Option is an ISO or NQSO. However, if any portion of an Option does not meet the requirements to qualify as an ISO, that portion will be an NQSO.

c.                 Exercise Price. Each Stock Option Agreement will specify the Exercise Price. The Exercise Price under any Option will be determined by the Board in its sole discretion, except that the Exercise Price may not be less than 100% of the Fair Market Value of a Share on the date of grant, and any higher percentage required by Section 4(b).

d.                 Limitation on Amount. To the extent that the aggregate Fair Market Value (determined with respect to each ISO as of the time the ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (under all Plans of the Company and its Affiliates) exceeds $100,000, the option or portions of the option that exceed the limit (according to the order in which they were granted) will be treated as NQSOs.

e.                 Withholding Taxes. As a condition to the exercise of an Option, the Optionee will make such arrangements as the Board may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the exercise. The Optionee also will make such arrangements as the Board may require for the satisfaction of any withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

f.                 Vesting and Exercisability. Each Stock Option Agreement will specify when all or any installment of the Option becomes exercisable. All Options granted to individuals other than non-employee Directors will have a total vesting period of 24 months from the date of grant, with one quarter of the total Options granted vesting and becoming exercisable every six months. Options granted to non-employee Directors will vest and become 100% fully exercisable immediately upon grant.

g.                 Accelerated Exercisability. Unless the applicable Stock Option Agreement provides otherwise, if the Company is subject to a Change in Control before the Optionee’s Service terminates, all of an Optionee’s Options will become exercisable in full, subject to such terms and conditions as the Board, in its sole discretion, deems appropriate.

h.                 Basic Term. The Stock Option Agreement will specify the term of the Option. The Board in its sole discretion may determine when an Option is to expire, except that the term may not exceed 10 years from the date of grant, and any shorter term required by Section 4(b).

i.                 Nontransferability. No Option may be transferred by the Optionee other than by beneficiary designation, will or the laws of descent and distribution, except as may otherwise be determined by the Board with respect to NQSOs only. An Option may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative, or, with respect to NQSOs only, by any permitted transferee of the Optionee or by that permitted transferee’s guardian or legal representative. No Option or interest in it may be pledged or hypothecated by the Optionee during the Optionee’s lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

j.                 Termination of Service (Except by Death). Unless otherwise provided in an Optionee’s Stock Option Agreement, if an Optionee’s Service terminates for any reason other than the Optionee’s death, then the Optionee’s Options will expire on the earliest of the following:

i.         The expiration date determined pursuant to subsection (h) above;

ii.        The date that is three months after the date of the termination of the Optionee’s Service for any reason other than Disability (or such other date not less than 30 days after termination as is specified in the Option Agreement or by amendment thereof); or

iii.       The date that is 12 months after the termination of the Optionee’s Service by reason of Disability.

The Optionee may exercise all or part of his or her Options at any time before the expiration of the Options under this subsection, but only to the extent that the Options had become exercisable before the date the Optionee’s Service terminated (or became exercisable as a result of the termination). The balance of the Options will lapse when the Optionee’s Service terminates. If the Optionee dies or incurs a Disability after the termination of his or her Service but before the expiration of the Optionee’s Options, all or part of the exercisable Options may be exercised at any time within 12 months after the death or Disability of the Optionee (or any longer period specified in the Option Agreement), provided that no Options may be exercised after the expiration date determined under subsection (h) above. The Option may be exercised by the Optionee, by the executors or administrators of the Optionee’s estate or by any person who has acquired the Options directly from the Optionee by beneficiary designation, bequest or inheritance, or in the case of NQSOs only, by other transfer, if permitted, but in any event only to the extent that the Options had become exercisable before the Optionee’s Service terminated (or became exercisable as a result of the termination). For purposes of this subsection (j), date of termination means the date the Optionee is given notice of termination by the Company. If exercise of the Option under subsection (ii) above would result in liability for the Optionee under Section 16(b) of the Securities Exchange Act of 1934, then the three-month period automatically will be extended until the tenth day following the last date upon which the Optionee has any liability under Section 16(b), provided that no Options may be exercised after the expiration date provided under subsection (h).

k.                 Leaves of Absence. For purposes of subsection (j) above, Service will be deemed to continue while the Optionee is on sick leave, military leave or other bona fide leave of absence approved by the Company in writing, if the period of the leave does not exceed 90 days or, if longer, if the Optionee’s right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute, or if continued crediting of Service for this purpose is expressly required by the terms of the leave or by applicable law (as determined by the Company).

l.                 Death of Optionee. If an Optionee dies while in Service, then his or her Options expire on the earlier of the following dates:

i.     The expiration date determined pursuant to subsection (h) above; or

ii.    The date that is 12 months after the Optionee’s death.

At any time before the expiration of the Options under the preceding sentence, all or part of the Optionee’s Options may be exercised by the executors or administrators of the Optionee’s estate or by any person who has acquired the Options directly from the Optionee by beneficiary designation, bequest or inheritance, or in the case of NQSOs only, by other transfer, if permitted, but in any event only to the extent that the Options had become exercisable before the Optionee’s death or became exercisable as a result of death. The balance of the Options will lapse when the Optionee dies.

m.                 No Rights as a Shareholder. An Optionee, or a transferee of an Optionee, has no rights as a shareholder with respect to any Shares covered by an Option prior to the date of issuance to the Optionee or transferee of a certificate or certificates for the Shares.

n.                  Modification, Extension and Assumption of Options. Within the limitations of the Plan, the Board may modify or extend outstanding Options. However, without the consent of the Optionee, no modification may impair the Optionee’s rights or increase the Optionee’s obligations under the Option.

o.                 Restrictions on Transfer of Shares. Any Shares issued on exercise of an Option will be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board may determine. These restrictions will be set forth in the applicable Stock Option Agreement and will apply in addition to any restrictions that may apply to holders of Shares generally. The Company will be under no obligation to sell or deliver Shares on exercise of Options under the Plan unless the Optionee executes an agreement giving effect to the restrictions in the form prescribed by the Company.

p.                 Additional Grants. If otherwise eligible, an Optionee may be granted an additional Option or Options under this Plan or any other share option or purchase plan of the Company.

q.                 Buyout Provisions. The Board may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Board establishes and communicates to the Optionee at the time that the offer is made.

SECTION 7. PAYMENT FOR SHARES

a.                 General Rule. The entire Exercise Price of Shares issued under the Plan is payable in cash or cash equivalents when the Shares are purchased.

b.                 Surrender of Stock. To the extent a Stock Option Agreement so provides, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee. These Shares will be surrendered to the Company in good form for transfer and will be valued at their Fair Market Value on the date when the Option is exercised. Unless the Board otherwise determines, the Optionee will not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if that action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

c.                 Promissory Note. To the extent that a Stock Option Agreement so provides, all or a portion of the Exercise Price of Shares issued under the Plan may be paid with a full-recourse promissory note. The Shares will be pledged as a security for payment of the principal amount of the promissory note and interest on it. The interest rate payable under the terms of the promissory note will not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Board (at its sole discretion) will specify the term, interest rate, amortization requirements (if any) and other provisions of the note.

d.                 Exercise/Sale. To the extent that a Stock Option Agreement so provides, and if the Stock is publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell the Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

e.                 Exercise/Pledge. To the extent that a Stock Option Agreement so provides, and if the Stock is publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge the Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

SECTION 8. ADJUSTMENT OF SHARES

a.                 General. If the outstanding shares of Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the Board may make such appropriate and proportionate adjustments as it deems necessary or appropriate in one or more of (i) the number and class of Shares specified in Section 5, (ii) the number of Shares covered by each outstanding Option and (iii) the Exercise Price under each outstanding Option. The Company is not required to issue fractional Shares as a result of any such adjustments.

b.                 Mergers and Consolidations. In the event that the Company is a party to a merger, consolidation or other reorganization, the Board may provide that outstanding Options will be subject to the agreement of merger, consolidation or other reorganization, which agreement, without the Optionees’ consent, may provide for the cancellation of each outstanding Option after payment to the Optionee of an amount in cash or cash equivalents equal to (i) the Fair Market Value of the Shares subject to the Option at the time of the merger, consolidation or other reorganization minus (ii) the Exercise Price of the Shares subject to the Option.

c.                 Reservation of Rights. Except as provided in this Section, an Optionee has no rights by reason of (i) any subdivision or consolidation of shares of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of any class. Any issuance by the Company of shares of Stock of any class, or securities convertible into shares of Stock of any class, will not affect the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 9. CONDITIONS UPON ISSUANCE OF SHARES

a.                 Securities Law Requirements. Shares may not be issued under the Plan unless the issuance and delivery of these Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated under it, state and federal securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities then may be traded.

b.                 Investment Representations. As a condition to the exercise of an Option, the Board may require the person exercising the Option to represent and warrant at the time of exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute the Shares if, in the opinion of counsel for the Company, such a representation is required.

c.                 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares under this Plan, will relieve the Company of any liability in respect of the failure to issue or sell those Shares as to which the requisite authority has not been obtained.

SECTION 10. NO RETENTION RIGHTS

Nothing in the Plan or in any Option granted under the Plan will confer on the Optionee any right to continue in Service for any period of time or will interfere with or otherwise restrict in any way the rights of the Company (or any Affiliate) or of the Optionee, which rights are expressly reserved by each, to terminate his or her Service at any time and for any reason.

SECTION 11. DURATION AND AMENDMENTS

a.                 Term of the Plan. The Plan is effective on August 10, 2006, the date of its adoption by the Board and the shareholders. The Plan will terminate automatically on August 10, 2016, 10 years after its adoption by the Board, and may be terminated on any earlier date pursuant to subsection (b) below.

b.                 Right to Amend or Terminate the Plan. The Board may amend, suspend or terminate the Plan at any time and for any reason. However, any amendment of the Plan that increases the number of Shares available for issuance under the Plan (except as provided in Section 8), or that materially changes the class of persons who are eligible for the grant of Options, is subject to the approval of the Company's shareholders. Shareholder approval will not be required for any other amendment of the Plan.

c.                 Effect of Amendment or Termination. No Shares will be issued or sold under the Plan after its termination, except on exercise of an Option granted prior to the termination. No amendment, suspension, or termination of the Plan will, without the consent of the holder, alter or impair any rights or obligations under any Option previously granted under the Plan.

SECTION 12. APPLICABLE LAW

The Plan and all Options granted under it will be construed and interpreted in accordance with, and governed by, the laws of the State of Delaware, other than its laws regarding choice of law.

SECTION 13. EXECUTION

To record the adoption of the Plan by the Board, the Company has caused its authorized officer to execute it.

1NTELGENEX TECHNOLOGIES CORP.
By:

Title:	Chief Executive Officer